UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2004

MEREDITH ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24594	95-4246740
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 Sand Hill Road Building 2, Suite 120 Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

(650) 233-7140

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

ITEM 5 – Other Events and Regulation FD Disclosure.

On March 2, 2004, the registrant paid the remaining balance of its loan secured by its Ontario, California property, in the amount of $2,764,432, pursuant to its terms. The registrant used existing cash balances to pay the loan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEREDITH ENTERPRISES, INC.
(Registrant)

Date: March 3, 2004	/s/ Charles P. Wingard
Charles P. Wingard
Chief Financial Officer